                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                   SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.

                            PHELPS DODGE CORPORATION
             (Exact name of registrant as specified in its charter)

           New York                                        13-1808503
(State of incorporation or organization)       (IRS Employer Identification No.)

       One North Central Avenue
           Phoenix, Arizona                                 85004
   (Address of principal executive offices)               (Zip Code)

                                 (602) 366-8100
              (Registrant's telephone number, including area code)


                  If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to the General Instruction A.(c), check the following box. [X]

                  If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

                  Securities Act registration statement file number to which this form relates: 333-67606 (if applicable).

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                      Title of Each Class                                        Name of Each Exchange on Which
                      To Be So Registered                                        Each Class Is To Be Registered
                      -------------------                                        ------------------------------
                    6.75% Series A Mandatory
                  Convertible Preferred Shares                                       New York Stock Exchange
                  ----------------------------                                       -----------------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None
                                (Title of class)



                               Page 1 of 5 pages
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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           The title of the securities to be registered hereunder is: "6.75% Series A Mandatory Convertible Preferred Shares" (the "Preferred Shares"). A general description of the Preferred Shares, including a description of the dividend, voting, liquidation and conversion rights thereof, may be found at pages 11 through 13 of the Prospectus, dated August 15, 2001 (the "Prospectus"), forming a part of the Registrant's Registration Statement on Form S-3 (Registration No. 333-67606) declared effective on September 17, 2001 under the Securities Act of 1933, as amended (the "Registration Statement"). Such description, as qualified in its entirety by reference to the Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant included as Exhibit 2.3 hereto, is hereby incorporated herein by reference. In addition, a detailed description may be found under the caption "Description of the MEDS" on pages S-22 through S-30 of the Prospectus Supplement, dated June
6, 2002 (the "Prospectus Supplement"), to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such Prospectus Supplement, when filed with the Securities and Exchange Commission, shall be qualified in its entirety by reference to the Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant included as Exhibit 2.3 hereto, and shall be incorporated herein by reference.

ITEM 2.    EXHIBITS.

I.       The following exhibits are filed as part of this Registration
         Statement:

           1.1(1) Specimen Stock Certificate for the Registrant's 6.75% Series A Mandatory Convertible Preferred Shares.

           1.2 Registration Statement on Form S-3 (Registration No. 333-67606) filed with the Securities and Exchange Commission on August 15, 2001, by Phelps Dodge Corporation (incorporated by reference).

           1.3 Prospectus Supplement describing the Preferred Shares, to be filed with the Securities and Exchange Commission on June 10, 2002, by Phelps Dodge Corporation pursuant to
                    Rule 424(b) (incorporated by reference).

           2.1 Restated Certificate of Incorporation of Phelps Dodge Corporation (incorporated by reference to Exhibit 3.1 to Phelps Dodge Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the Securities and Exchange Commission on August 13, 1999).

           2.2 By-laws of Phelps Dodge Corporation (incorporated by reference to Exhibit 3.2 to Phelps Dodge Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the Securities and Exchange Commission on November 14, 2000).

(1) To be filed by amendment.


                               Page 2 of 5 pages

           2.3 Form of Certificate of Amendment to Phelps Dodge Corporation's Restated Certificate of Incorporation authorizing the Preferred Shares and defining the rights of the holders thereof.




                               Page 3 of 5 pages
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               PHELPS DODGE CORPORATION



                                               By:  /s/: Ramiro G. Peru
                                                    ----------------------------


Dated:  June 10, 2002


                               Page 4 of 5 pages
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                                  EXHIBIT INDEX

                                                                                   Sequential
                                                                                      Page
Exhibit Number                 Exhibit                                               Number
--------------                 -------                                             ----------

 2.3                Form of Certificate of Amendment to Phelps Dodge
                    Corporation's Restated Certificate of Incorporation
                    authorizing the Preferred Shares and defining the rights of
                    the holders thereof.                                                6




                               Page 5 of 5 pages